Exhibit 10.1

                               FIRST AMENDMENT TO
                  OCEAN ENERGY, INC. SUPPLEMENTAL BENEFIT PLAN



     WHEREAS, OCEAN ENERGY, INC., a Texas corporation (the "Company") and certain designated participating employers have heretofore adopted the OCEAN ENERGY, INC. SUPPLEMENTAL BENEFIT PLAN (the "Plan") for the benefit of certain eligible employees;

     WHEREAS, the Company amended and restated the Plan on behalf of itself and the participating employers effective as of January 1, 2000; and

     WHEREAS, the Employer desires to further amend the Plan on behalf of itself and the participating employers;

     NOW, THEREFORE, the Plan shall be amended as follows, effective as of December 31, 2000:

     1. Section 1.1(1) of the Plan shall be deleted and the following shall be substituted therefor:

          "(1) Account: A memorandum bookkeeping account established on the records of the Employer for a Participant which is credited with amounts determined pursuant to Article III of the Plan. Each Participant shall have four Accounts, a Bonus Deferral Account, a Compensation Deferral Account, an ESOP Account and a Thrift Account. As of any determination date, a Participant's benefit under this Plan shall be equal to the amount credited to his Accounts as of such date."

     2.   The following new Section  1.1(13A) shall be added to Article I of the
          Plan:

          "(14)Employer Discretionary  Contributions:  Contributions made to the
               Thrift Plan by the Employer on a Participant's behalf pursuant to
               Section 3.3 of the Thrift Plan."

     3.   Section 1.1(19) of the Plan shall be deleted.

     4.   The following new Section  1.1(22A) shall be added to Article I of the
          Plan:

          "(22A) Thrift Account: An account credited with amounts determined pursuant to Sections 3.3, 3.5 (if any) and 3.6 of the Plan."

     5. Section 3.3 of the Plan shall be deleted and the following shall be substituted therefor:

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          "3.3 Amount of Supplemental Thrift Benefit.  (a) As of the last day of each month of each Plan Year, the Thrift Account of any Participant who makes the maximum allowable contribution under the Thrift Plan but, as a result of the Limitations, such contribution is less than the percentage of Compensation such Participant actually elected under such Plan shall be credited with an amount equal to the excess, if any, of (a) over (b) where:

               (1) equals the Employer Matching Contributions to which such Participant would have been entitled under the Thrift Plan based upon the percentage of Compensation such Participant actually elected to defer under such Plan for such month assuming none of the Limitations were imposed; and

               (2) equals the Employer Matching Contributions that were made on behalf of such Participant under the Thrift Plan for such month.

          (b) As of the last day of each Plan Year, a Participant's Thrift Account shall be credited with an amount equal to the excess, if any, of (a) over (b) where:

               (1) equals the amount of Employer Discretionary Contributions that would have been allocated to such Participant's Employer Discretionary Contribution Account under the Thrift Plan assuming none of the Limitations were imposed; and

               (2) equals the amount of Employer Discretionary Contributions that were actually allocated to such Participant's Employer Discretionary Contribution Account under the Thrift Plan."

     6. For purposes of Article IV of the Plan, references to a Participant's "Employer Contribution Account" shall be deemed to be references to a Participant's "Employer Contribution Accounts."

     7. Section 6.5 of the Plan shall be deleted and the following shall be substituted therefor:

          "6.5 Rights to Employer's Assets. No Participant shall have any right to, or interest in, any assets of the Employer upon termination of employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant. This Plan is unfunded, and all payments of benefits as provided for in this Plan shall be made solely out of the general assets of the Employer on a current disbursements basis. The preceding sentence to the contrary notwithstanding, the Employer may fund all or part of its obligations hereunder by transferring assets to a trust if the provisions of the trust agreement creating such trust require the use of such trust's assets to satisfy


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               claims of the Employer's general unsecured creditors in the event of the Employer's insolvency or bankruptcy and provide that no Employee shall at any time have a prior claim to such assets and that such trust shall not cause the Plan to be other than "unfunded" for the purposes of ERISA. The assets of such trust shall not be deemed to be assets of this Plan."

     8.   As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED this ________ day of September, 2000.

                                            OCEAN ENERGY, INC.



                                   By:      ______________________________

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